SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
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                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     October 10, 1997



                            Thiokol Corporation
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           (Exact name of registrant a specified in its charter)


                                 Delaware
 _____________________________________________________________________
              (State or other jurisdiction of incorporation)



           1-6179                                     36-2678716
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     Commission File Number             (IRS Employer Identification No.)


2475 Washington Boulevard, Ogden, Utah                 84401-2398
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(Address of principal executive offices)               (Zip Code)



                               (801) 629-2000
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                      (Registrant's Telephone Number)



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                           ITEM 5 - OTHER EVENTS

     Ogden, UT, October 9, 1997 - Thiokol Corporation announced today that it has entered into an agreement with an affiliate of The Carlyle Group whereby Carlyle will sell common stock of Howmet International Inc. to the public through an initial public offering and Thiokol will purchase an additional 11% of Howmet common stock from Carlyle. Howmet International Inc. is currently owned 51% by Carlyle and 49% by Thiokol. Thiokol's stock purchase will be closed simultaneously with the IPO. Thiokol's purchase price will equal the net proceeds per share that Carlyle receives in the initial public offering after underwriters' discounts and commissions. Carlyle has granted Thiokol an option to acquire up to an additional 4% of the Howmet common stock within 30 days following the offering at the same price. Carlyle has also granted Thiokol an option and a right of first refusal to acquire Carlyle's remaining Howmet shares which Thiokol may exercise during the two-year period beginning two years after the offering at market price.

     Upon completion of the transaction expected to close in December, Thiokol will own 60% to 64% of Howmet International Inc. common stock. For the period through April 1, 1999, Carlyle will continue to participate in the management of Howmet's business through the exercise of certain board approval rights. During this period, Thiokol will continue to recognize Howmet's results of operations using the equity accounting method.

     Thiokol intends to finance its purchase of Howmet shares through existing bank lines of credit. Completion of the IPO and Thiokol's purchase of the additional Howmet common stock is dependent on market conditions and federal regulatory clearance. James R. Wilson, Chairman and Chief Executive Officer of Thiokol said, "This increased investment in Howmet supports our strategy of continuing to broaden the Company's business into attractive commercial and industrial markets. In the most recent fiscal year ended June 30, 1997, Howmet contributed 39% of Thiokol's total net income."

     Thiokol Corporation is a leader in the development and production of high technology solid rocket motors for aerospace, defense and commercial applications and is a major manufacturer of precision fastening systems for aerospace and industrial markets worldwide. Howmet International Inc. is the parent holding company of Howmet Corporation, the largest manufacturer in the world of precision investment castings of superalloy and titanium alloys for jet aircraft and industrial gas turbine engines, and investment castings of aluminum alloys principally for the commercial aerospace and defense electronics industries.

                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THIOKOL CORPORATION
                                                (Registrant)


                                                  /S/ Edwin M. North
Date:  October 10, 1997                     By:  __________________________
                                                    Edwin M. North
                                                    Corporate Secretary









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